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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                               ------------------


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                               ------------------



     Date of Report (Date of earliest event reported): February 14, 1997
                                                       -----------------


                          PANAX PHARMACEUTICAL COMPANY LTD.
                          ---------------------------------
             (Exact name of registrant as specified in its charter)


        NEW YORK                  0-24972                 13-3754005
        --------                  -------               --------------
     (State or other            (Commission           (IRS Employer
     jurisdiction of            File Number)          Identification No.)
     incorporation)


                   425 PARK AVENUE, NEW YORK, NEW YORK, 10022
                 -----------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code; (212) 319-8300

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ITEM 5. OTHER EVENTS.
---------------------

     License:     On February 14, 1997, Panax Pharmaceutical Company, Ltd.
("Panax") successfully concluded its previously announced negotiations to secure a world-wide license to manufacture, use, sell and sublicense a novel preparation tablet product for clearing the colon prior to colonoscopy ("Product"). On that date, it entered into an exclusive license agreement ("the Agreement")with the Aronchick, Lipshutz Wright Partnership affiliated with Dr. Craig Aronchick ("ALW Partnership"). The license covers certain proprietary technical information including patent applications related to purgative and laxative compositions (the "Technology") and provides for payment of a royalty at a rate based upon net sales of Products which make use of the Technology. The rate will range from 2% to 6% depending upon the amount of net sales in a given year. The rate and payments will also be depend on the validity and coverage of the patents licensed under the Agreement, with a minimum royalty payment of $100,000 per year commencing with year six or year seven, depending upon whether Panax has received an NDA approval for a Product covered by the Technology.

     Panax paid $100,000 to the licensor upon execution of the Agreement and is to pay additional sums to the licensor upon obtaining equity or other financing by November 14, 1997, and upon receiving regulatory (FDA) approval allowing the commercializing of a Product which relates to the Technology.

     Clinical trials are currently being conducted on the Product. The licensor has the right to terminate the Agreement upon occurrence of certain events, including (i) an uncured material breach of the Agreement, (ii) the failure of Panax to effect an equity or other financing of at least $2,000,000 by November 14,1997 provided that none of the stock options referred to below are exercised prior to November 24, 1997.

          At the same time, Panax entered into consulting agreements with each of Drs. Aronchick, Lipshutz and Wright, the ALW Partnership partners, providing for each to render consulting services in connection with the Technology during the term of the License Agreement at a per diem consideration of $2,000 for each eight hour day with Dr. Aronchick to be engaged at least 20 days of consulting in the first year and at least 10 days of consulting in each of the second and third years. The consultants are to perform services related to the development of chemical protocols, establishment and monitoring of clinical trials, review of clinical results, development of FDA filings and other services as may be reasonably requested. Pursuant to the consulting agreements, Panax has granted to Drs. Aronchick, Lipshutz and Wright, under its Consultant Option Plan (the "Plan") options to purchase 450,000, 150,000 and 150,000 shares, respectively, of its Common Stock at a price of $0.61 per share, the closing sales price of the Common Stock on the NASDAQ Smallcap Market at the time the letter of intent was negotiated. The options vest, subject to the occurrence of certain conditions, in three equal amounts, but may not be exercised until the earlier of November 14, 1997 or the date Panax obtains the foregoing $2,000,000 financing. The grant of the options is subject to the Plan being approved by the shareholders of the Company.

Item 7.  Financial Statements and Exhibits.
-------------------------------------------

Exhibit Number      Description
--------------      -----------

     a)             Financial Statements - none.
     b)             Exhibits
       10(l)        Copy of License Agreement with ALW Partnership;
       10(m)        Consulting Agreement with Dr. Aronchick;
       10(n)        Form of Consulting Agreement with each of Drs.
                    Lipshutz and Wright;
       10(o)        Form of Option Agreement granted to Drs. Aronchick,
                    Lipshutz and Wright.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PANAX PHARMACEUTICAL COMPANY LTD.
                                          (Registrant)

March 13, 1997                     /s/ Taffy J. Williams, Ph.D.
                                   -------------------------------
                                   Taffy J. Williams, President
                                   and Chief Executive Officer


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
                                  EXHIBIT INDEX
                                  -------------

Exhibit                                                    Sequential
Number            Description                             Page Number
-------           -----------                             -----------

10(l)             Copy of License Agreement with
                  ALW Partnership
10(m)             Consulting Agreement with Dr.
                  Aronchick;
10(n)             Form of Consulting Agreement with
                  each of Drs. Lipshutz and Wright;
10(o)             Form of Option Agreement granted
                  to Drs. Aronchick, Lipshutz and Wright.